EXHIBIT 99.1


                                                               [GRAPHIC OMITTED]


                                  NEWS RELEASE

     Press Contact:  Bob McMullan
                     Chief Financial Officer
                     GlobespanVirata, Inc.
                     +1-732-345-7558


              GlobespanVirata Announces Results For Second Quarter;
                            Revenues of $74.4 Million


     Red Bank, New Jersey - July 21, 2003 -- GlobespanVirata, Inc. (NASDAQ:
GSPN), a leading provider of integrated circuits, software, and system designs for broadband communication applications, today announced its results for the second quarter and six months ended June 29, 2003. A summary of our results for the second quarter of 2003 follows:

o Net revenues for the quarter were $74,375,000 an 8% sequential increase over net revenues of $68,680,000 for the first quarter of 2003.
o Basic and diluted loss per share was ($0.09) per share, compared with a loss of ($3.92) per share in the second quarter of 2002, and a loss of ($0.04) per share in the first quarter of 2003.
o Pro forma non-GAAP diluted earnings for the second quarter of 2003 were $0.05 per share, compared with a loss of ($0.11) per share in the second quarter of 2002, and $0.04 per share in the first quarter of 2003.
o Gross margin declined sequentially to 46.7% in the second quarter of 2003, from 49.6% in the first quarter of 2003.
o The company's balance sheet remained strong with cash (including equivalents and marketable securities) of $528,657,000 on June 29, 2003, compared with $528,057,000 at December 31, 2002.

     Key business highlights for the second quarter of 2003 include:


o Worldwide launch of the Centragate USB chip set, the industry's fastest and most highly integrated ADSL USB modem solution, now qualified by British Telecom, France Telecom and Telecom Italia and shipping to more than 50 OEMs worldwide.
o Shipment of the Argon chip set family with routing, voice, QoS, and wireless functionality capable of speeds beyond 26 Mbps.
o Qualification of new product cost reductions delivering up to 20% improvements.
o Continued design win momentum for our Columbia network processor in DSLAM applications.

     "We are pleased about our second quarter results and the continued strength of our business," stated Armando Geday, President and CEO.

     GlobespanVirata reported net revenues of $74,375,000 for the second quarter of 2003, an increase of 62% from net revenues of $45,943,000 for the second quarter of 2002, and a sequential increase of 8% from net revenues of $68,680,000 for the first quarter of 2003.

     Net loss and basic loss per share were $12,055,000 and $0.09, respectively, for the second quarter of 2003, compared to a net loss and basic loss per share of $552,236,000 and $3.92, respectively, for the second quarter of 2002 and a net loss and basic loss per share of $4,643,000 and $0.04, respectively, for the first quarter of 2003.

     In addition to reporting results that are determined in accordance with generally accepted accounting principles (GAAP), GlobespanVirata also reports net income (loss) and diluted earnings (loss) per share on a pro forma or non-GAAP basis. These pro forma non-GAAP results exclude the effects of non-cash acquisition charges, restructuring and other charges, discontinued operations, payroll taxes associated with stock options exercised by employees, and recognition of foreign tax credits, and assumes the conversion into common stock of the $130,000,000 of convertible subordinated notes. GlobespanVirata uses pro forma reporting to evaluate its operating performance and believes this presentation provides its investors with additional insights into its underlying operating results. GlobespanVirata also uses the pro forma earnings measure to provide its forward-looking guidance and compare with financial analysts estimates. A reconciliation of the GAAP unaudited statement of operations net loss to the pro forma non-GAAP net income or loss is included in the tables attached to this press release. Pro forma information is not determined using GAAP and should not be considered to be superior to or as a substitute for GAAP measures.

     For the second quarter of 2003, pro forma non-GAAP net income and pro forma non-GAAP diluted earnings per share were $6,510,000 and $0.05, respectively. This compares to a pro forma non-GAAP net loss and pro forma non-GAAP diluted loss per share of $16,089,000 and $0.11, respectively, for the second quarter of 2002 and pro forma non-GAAP net income and pro forma non-GAAP diluted earnings per share of $6,074,000 and $0.04, respectively, for the first quarter of 2003.

     Gross margin was 46.7% during the second quarter of 2003. This compares to a gross margin of 50.2% in the second quarter of 2002 and 49.6% in the first quarter of 2003. Gross margin for the second quarter of 2003 and 2002, and the first quarter of 2003 include the sale of inventory previously written off of $3,649,000, $6,569,000 and $7,904,000, respectively. Excluding these sales, gross margin during the second quarter of 2003 and 2002, and the first quarter of 2003 were 43.9%, 41.7% and 43.0%, respectively.

     In connection with GlobespanVirata's on-going review of its research and development investments, the company discontinued the operations of a component of its business and recorded a net loss from these discontinued operations of $7,103,000 during the second quarter of 2003.

     For the six months ended June 29, 2003, net revenues were $143,055,000, an increase of 9.7% from net revenues of $130,347,000 for the comparable period of 2002.

     Net loss and basic loss per share were $16,698,000 and $0.13, respectively, for the six months ended June 29, 2003, compared to a net loss and basic loss per share of $584,945,000 and $4.16, respectively, for the six months ended June 30, 2002.

GlobespanVirata Teleconference for Investors

     GlobespanVirata will hold a conference call for investors at 5:00 PM Eastern Time on July 21, 2003 to discuss its business and second quarter results. GlobespanVirata will also provide a live webcast of the conference call through its website at http://www.globespanvirata.com by following the links to GlobespanVirata's quarterly conference call.

     GlobespanVirata will also provide a re-broadcast of the conference call through the above website links beginning at 8:00 PM Eastern Time on July 21, 2003.

About GlobespanVirata

     GlobespanVirata is a leading provider of integrated circuits, software and system designs for broadband applications that enable the high-speed transmission of data, voice and video over copper telephone lines. GlobespanVirata has delivered complete high speed, cost effective and flexible DSL chipset solutions to more than 400 global customers that manufacture broadband access equipment for businesses and consumers.

     GlobespanVirata is one of the world's largest organizations dedicated to DSL and related broadband technology. The company applies the industry's longest history in DSL research and development, as well as over 15 years of field experience, to offer unparalleled customer support and to successfully bring its proven broadband solutions to market.

     GlobespanVirata is headquartered at 100 Schulz Drive, Red Bank, New Jersey 07701 and can be reached at +1-732-345-7500 or at www.globespanvirata.com. The GlobespanVirata name and logo are trademarks of GlobespanVirata, Inc.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995.

     Except for historical information contained herein, this press release contains forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934 that involves significant risks and uncertainties, and is subject to the safe harbors created by this section. Actual events may differ materially from those projected in these forward-looking statements. Factors that might cause a difference include, but are not limited to, the any deterioration in general economic conditions or the markets into which GlobespanVirata sells products, customer implementation plans, risks of price competition among DSL or wireless local area networking chip set suppliers, risks of customer loss or decreases in purchases by significant customers, risks of dependence upon third-party suppliers, our ability to consummate the acquisition of Intersil's Wireless Networking Product Group, risks of integrating acquisitions (including the acquisition of Intersil's Wireless Networking Product Group), risks due to rapid changes in the market for our products, market acceptance of new products, ability of leading equipment manufacturers to incorporate our products into successful products, ability of telecommunication service providers to market and sell DSL services, uncertainties concerning the continued impact of competitive products, risks due to limited protection of our intellectual property, uncertainties concerning continued service of our key employees, risks of operating in international markets and general market, economic, regulatory and business conditions. We refer you to the documents GlobespanVirata files from time to time with the Securities and Exchange Commission, in particular the most recent quarterly reports on Form 10-Q and annual reports on Form 10-K of GlobespanVirata. GlobespanVirata undertakes no obligation to revise or update publicly the forward-looking information contained in this press release for any reason.

                                      ###
                                 TABLES ATTACHED
================================================================================

                                                                  Table 1 of 4
GlobespanVirata, Inc.
Consolidated Statements of Operations - Unaudited GAAP
(in thousands, except per share data)


                                                    For The Three Months    For The Six Months
                                                           Ended                   Ended
                                                    June 29,    June 30,   June 29,   June 30,
                                                      2003        2002        2003       2002
                                                    --------    --------   --------   ---------

Net revenues                                        $ 74,375   $  45,943   $143,055   $ 130,347

Cost of sales                                         39,659      22,895     74,301      60,162
                                                    --------   ---------   --------   ---------
Gross profit                                          34,716      23,048     68,754      70,185
                                                    --------   ---------   --------   ---------
Operating expenses:
  Research and development (including non-cash        24,333      35,847     46,991      86,249
    compensation of $2,757 and $5,514 for the
    three and six months ended June 29, 2003,
    respectively, and $5,416 and $20,822 for the
    three and six months ended June 30, 2002,
    respectively).
  Selling, general and administrative (including       9,917      13,109     19,706      28,295
    non-cash compensation of $919 and $1,838
    for the three and six months ended June 29,
    2003, respectively and $602 and $1,425 for
    the three and six months ended June 30, 2002,
    respectively).
  Amortization of intangible assets                    4,629       9,563      9,923      21,673
  Restructuring and other charges                      1,048      15,750      1,198      15,750
  Impairment of goodwill and other acquired
    intangible assets                                      -     493,620          -     493,620
                                                    --------   ---------   --------   ---------
Total operating expenses                              39,927     567,889     77,818     645,587
                                                    --------   ---------   --------   ---------
Loss from operations                                  (5,211)   (544,841)    (9,064)   (575,402)

Interest income, net                                    (509)     (1,809)    (1,195)     (3,678)
                                                    --------   ---------   --------   ---------
Loss from continuing operations before income
  taxes                                               (4,702)   (543,032)    (7,869)   (571,724)
Provision (benefit) for income taxes                     250           -       (445)        260
                                                    --------   ---------   --------   ---------
Net Loss from continuing operations                   (4,952)   (543,032)    (7,424)   (571,984)

Discontinued Operations (Note 1)
  Net loss from operations of discontinued
    businesses                                        (7,103)     (9,204)    (9,274)    (12,961)
                                                    --------   ---------   --------   ---------
Net Loss                                            $(12,055)  $(552,236)  $(16,698)  $(584,945)
                                                    --------   ---------   --------   ---------
Other comprehensive (gain) loss:
  Unrealized (gain) loss on marketable
    securities                                           403        (200)       674         (34)
  Foreign currency translation (gain) loss              (255)     (1,352)      (123)       (855)
                                                    --------   ---------   --------   ---------

Comprehensive loss                                  $(12,203)  $(550,684)  $(17,249)  $(584,056)
                                                    ========   =========   ========   =========
Basic and diluted loss per share:
   Net loss from continuing operations              $  (0.04)  $   (3.85)  $  (0.06)  $   (4.07)
   Net loss from discontinued operations               (0.05)      (0.07)     (0.07)      (0.09)
                                                    --------   ---------   --------   ---------
   Net Loss                                         $  (0.09)      (3.92)     (0.13)      (4.16)
                                                    ========   =========   ========   =========
Weighted average shares of common stock
  outstanding used in computing basic and
  diluted loss per share                             131,133     140,889    130,373     140,508
                                                    =========  =========   ========   =========

Note 1: In accordance with Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", (i) the results of an international research and development component, including approximately $6.7 million of other costs and related charges related to its closure, have been reported as discontinued operations for the three and six months ended June 29, 2003 and June 30, 2002 and (ii) the results of our video compression and Emweb business have been reported as discontinued operations for the three and six months ended June 30, 2002.

                                  Table 2 of 4
GlobespanVirata, Inc.
Consolidated Statements of Operations - Pro Forma Non-GAAP
(in thousands, except per share data)



                                                    Pro Forma For The      Pro Forma For The
                                                    Three Months Ended     Six Months Ended
                                                    June 29,    June 30,   June 29,   June 30,
                                                      2003        2002        2003       2002
                                                    --------    --------   --------   ---------

Net revenues                                        $ 74,375   $  45,943   $143,055   $ 130,347
Cost of sales                                         39,659      22,895     74,301      60,162
                                                    --------   ---------   --------   ---------
Gross profit                                          34,716      23,048     68,754      70,185
                                                    --------   ---------   --------   ---------
Operating expenses:
  Research and development                            21,445      30,416     41,320      65,367
  Selling, general and administrative                  8,944      12,438     17,805      26,798
                                                    --------   ---------   --------   ---------
Total operating expenses                              30,389      42,854     59,125      92,165
                                                    --------   ---------   --------   ---------

Income (loss) from operations                          4,327     (19,806)     9,629     (21,980)

Interest income, net                                  (2,433)     (3,717)    (5,042)     (7,494)
                                                    --------   ---------   --------   ---------
Income (loss) before income taxes                      6,760     (16,089)    14,671     (14,746)
Provision for income taxes                               250           -        500         260
                                                    --------   ---------   --------   ---------
Net income (loss)                                   $  6,510   $ (16,089)  $ 14,171   $ (14,746)
                                                    ========   =========   ========   =========
Basic earnings (loss) per share -
   Pro forma Non-GAAP                               $   0.05   $   (0.11)  $   0.10   $   (0.10)
                                                    ========   =========   ========   =========
Diluted earnings (loss) per share -
   Pro forma Non-GAAP                               $   0.05   $   (0.11)  $   0.10   $   (0.10)
                                                    ========   =========   ========   =========
Weighted average shares of common stock
  outstanding used in computing basic earnings
  (loss) per share - Pro Forma Non-GAAP              136,007     145,763    135,247     145,382
                                                    ========   =========   ========   =========
Weighted average shares of common stock
  outstanding used in computing diluted earnings
  (loss) per share - Pro Forma Non-GAAP              141,686     148,786    139,726     150,265
                                                    ========   =========   ========   =========

The unaudited consolidated Statements of Operations above exclude acquisition-related expenses of amortization of intangible assets and non-cash compensation. The above results also exclude the results of discontinued operations, payroll taxes associated with stock options exercised by employees, restructuring and other charges, and recognition of credits for investments in research in a foreign jurisdiction and assume conversion of the $130.0 million of convertible subordinated notes. See Table 3 of 4 for a complete reconcilation of the Unaudited GAAP Statements of Operations to the Unaudited Pro Forma Non-GAAP Statements of Operations.

The weighted average shares of common stock outstanding assume conversion of the $130.0 million of subordinated redeemable convertible notes at $26.67 per share. Also, the weighted average shares of common stock outstanding used in computing diluted earnings (loss) per share consider the effect of outstanding options and warrants using the treasury stock method. See Table 3 of 4 for a complete reconcilation of the Unaudited Weighted Average Shares Outstanding to the Unaudited Pro Forma Non-GAAP Weighted Average Shares Outstanding.

                                  Table 3 of 4

GlobespanVirata, Inc.
Reconciliation of Unaudited Statements of Operations to
Unaudited Pro Forma Non-GAAP Statements of Operations
(in thousands)


                                     For the Three Months Ended         For the Six Months Ended
                                     June 29,        June 30,           June 29,      June 30,
                                      2003             2002               2003         2002
                                     --------------------------         ------------------------

Net loss, unaudited
 statements of operations            $ (12,055)    $(552,236)           $ (16,698)     $(584,945)
Amortization of intangible
 assets                                  4,629         9,563                9,923         21,673
Impairment of goodwill and other
 acquired intangible assets                  -       493,620                    -        493,620
Non-cash compensation                    3,676         6,018                7,352         22,247
Interest expense on the
 convertible subordinated notes          1,924         1,908                3,847          3,816

Payroll taxes associated
 with stock options
 exercised by employees                    185            84                  220            132
Restructuring and other charges          1,048        15,750                1,198         15,750
Net loss from discontinued operations    7,103         9,204                8,274         12,961
Recognition of foreign tax credits
 from investment in research                 -             -                 (945)             -
                                     ---------      ---------           ---------      ---------
Net income (loss), unaudited
  Pro Forma Non-GAAP Statements
   of Operations                     $   6,510      $ (16,089)          $  14,171      $ (14,746)
                                     =========      =========           =========      =========

Reconciliation of the Unaudited
 Weighted Average Shares Outstanding
 to the Unaudited Pro Forma Non-GAAP
 Weighted Average Shares Outstanding:

Weighted average shares of common
 stock outstanding used in
 computing basic and diluted loss
 per share                             131,133        140,889             130,373        140,508

Assumed conversion of the convertible
 subordinated notes                      4,874          4,874               4,874          4,874
                                     ---------      ---------           ---------      ---------

Weighted average shares of common
 stock outstanding used in computing
 basic earnings (loss) per share
 - Pro Forma Non-GAAP                  136,007        145,763             135,247        145,382

Effect of stock options and
 warrants                                5,679          3,023               4,479          4,883
                                     ---------      ---------           ---------      ---------
Weighted average shares of common
 stock outstanding used in
 computing diluted earnings (loss)
 per shares - Pro Forma Non-GAAP       141,686        148,786             139,726        150,265
                                     =========      =========           =========      =========


                                  Table 4 of 4

GlobespanVirata, Inc.
Balance Sheet Data
(in thousands)

                                         June 29,               December 31,
                                           2003                     2002
                                       -----------              ------------
Cash and cash equivalents and
     investments                       $   528,657              $    528,057
Accounts receivable, net                    39,223                    34,058
Inventories, net                            25,910                    23,932
Intangible assets, net                      26,212                    39,087
Total assets                               709,246                   722,990
Subordinated redeemable convertible
     note                                  130,000                   130,000
Capital lease obligations, long-term             6                        12
Stockholders' equity                       449,523                   449,842